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                                                                     EXHIBIT 4.2

                             (JP MORGAN CHASE LOGO)
                                     BY-LAWS

                                       OF

                             J.P. MORGAN CHASE & CO.


             As amended by the Board of Directors on March 16, 2004


                             Office of the Secretary
                           270 Park Avenue, 35th floor
                            New York, New York 10017
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                                    CONTENTS

                                     SUBJECT

        ARTICLE

             I    MEETINGS OF STOCKHOLDERS

                   Section 1.01   Annual Meeting
                   Section 1.02   Special Meetings
                   Section 1.03   Notice of Meetings
                   Section 1.04   Quorum
                   Section 1.05   Organization
                   Section 1.06   Voting
                   Section 1.07   List of Stockholders
                   Section 1.08   Inspectors of Election
                   Section 1.09 Notice of Stockholder Business and Director Nominations.

            II    BOARD OF DIRECTORS

                   Section 2.01   Number
                   Section 2.02   Vacancies
                   Section 2.03   Annual Meeting
                   Section 2.04   Regular Meetings
                   Section 2.05   Special Meetings
                   Section 2.06   Quorum
                   Section 2.07   Rules and Regulations
                   Section 2.08   Compensation

           III    COMMITTEES

                   Section 3.01   Executive Committee
                   Section 3.02   Audit Committee
                   Section 3.03   Other Committees

            IV    OFFICERS AND AGENTS

                   Section 4.01   Officers
                   Section 4.02   Clerks and Agents
                   Section 4.03   Term of Office
                   Section 4.04   Chairman of the Board
                   Section 4.05   Chief Executive Officer
                   Section 4.06   President
                   Section 4.07   Vice Chairman of the Board
                   Section 4.08   Chief Financial Officer
                   Section 4.09   Controller Section 4.10 Secretary
                   Section 4.11   Assistant Corporate Secretary
                   Section 4.12   General Auditor
                   Section 4.13   Powers and Duties of Other Officers
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             V    PROXIES RE STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS

            VI    SHARES AND THEIR TRANSFER

                   Section 6.01   Certificates for Stock
                   Section 6.02   Transfers of Stock
                   Section 6.03   Regulations
                   Section 6.04   Lost, Stolen, Destroyed and Mutilated
                                  Certificates
                   Section 6.05 Fixing Date for Determination of Stockholders of Record

           VII    CORPORATE SEAL

          VIII    FISCAL YEAR

            IX    INDEMNIFICATION

                   Section 9.01   Right to Indemnification
                   Section 9.02   Contracts and Funding
                   Section 9.03   Employee Benefit Plans
                   Section 9.04   Indemnification Not Exclusive Right
                   Section 9.05   Advancement of Expenses; Procedures

             X    BY-LAWS

                   Section 10.01  Inspection
                   Section 10.02  Amendments
                   Section 10.03  Construction
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                                     BY-LAWS

                                       OF

                             J.P. MORGAN CHASE & CO.

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         SECTION 1.01. Annual Meeting. The annual meeting of the stockholders of J.P. Morgan Chase & Co. (the "Corporation") shall be held on the third Tuesday in May in each year (or, if that day shall be a legal holiday then on the next preceding business day) or at such other date and at such time and place within or without the State of Delaware, as may be specified in the notice thereof, as shall be fixed by the Board of Directors (the "Board"), for the purpose of electing directors and for the transaction of such other business as may properly be brought before such meeting. If any annual meeting shall not be held on the day designated or the directors shall not have been elected thereat or at any adjournment thereof, thereafter the Board shall cause a special meeting of the stockholders to be held as soon as practicable for the election of directors. At such special meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

         SECTION 1.02. Special Meetings. A special meeting of the stockholders may be called at any time by the Board, the Chairman of the Board (herein called the Chairman), the Chief Executive Officer, the President or a Vice Chairman of the Board or otherwise as provided by the General Corporation Law of the State of Delaware (herein called Delaware General Corporation Law). Such meetings shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the Board or in the respective notices or waivers of notice thereof.

         SECTION 1.03. Notice of Meetings. Except as may otherwise expressly be required by law, notice of the place, date and hour of holding each annual and special meeting of the stockholders and the purpose or purposes thereof shall be delivered personally or mailed in a postage prepaid envelope, not less than ten
(10) nor more than sixty (60) days before the date of such meeting, to each person who appears on the stock books and records of the Corporation as a stockholder entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on such records unless he shall have filed with the Secretary of the Corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting has not been lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken, provided that the adjournment is not for more than thirty (30) days.


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         SECTION 1.04. Quorum. At each meeting of the stockholders, stockholders holding of record shares of common stock constituting a majority of the voting power of stock of the Corporation having general voting power (shares having such general voting power being hereinafter sometimes referred to as a "voting interest of the stockholders") shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of stockholders holding the number of shares of stock of the Corporation required by the laws of the State of Delaware or by the Certificate of Incorporation of the Corporation or by these By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter or matters.

         SECTION 1.05. Organization. At each meeting of the stockholders, the Chairman, or, if he shall be absent therefrom, the Chief Executive Officer, the President, or a Vice Chairman of the Board, or, if they also shall be absent therefrom, another officer of the Corporation chosen as chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat; and the Secretary, or, if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section to act as chairman of such meeting, the person (who shall be an Assistant Corporate Secretary, if an Assistant Corporate Secretary shall be present thereat) whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 1.06. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the stock books and records of the Corporation:

         (a) on the date fixed pursuant to the provisions of Article VI of these By-laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting, or

         (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given.

Persons holding in a fiduciary capacity stock of the Corporation shall be entitled to vote such stock so held, and persons whose stock is pledged shall be entitled to vote such stock, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. If shares of stock of the Corporation shall stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary



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relationship respecting the same shares of stock of the Corporation, unless the
Secretary shall have been given written notice to the contrary and have been furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

         (a)      if only one shall vote, his act shall bind all;

         (b) if more than one shall vote, the act of the majority so voting shall bind all; and

         (c) if more than one shall vote, but the vote shall be evenly split on any particular matter, then, except as otherwise required by the Delaware General Corporation Law, each faction may vote the shares in question proportionally.

If the instrument so filed shall show that any such tenancy is held in unequal interests, the majority or even-split for the purpose of the next foregoing sentence shall be a majority or even-split in interest. Any vote on stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting, or by the transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of such writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that any such reproduction is a complete reproduction of the entire original writing or transmission. No proxy shall be voted or acted upon after three (3) years from its date, unless said proxy shall provide for a longer period. At all meetings of the stockholders all matters, except those otherwise specified in these By-laws, and except also those the manner of deciding upon which is otherwise expressly regulated by law or by the Certificate of Incorporation of the Corporation, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except in the case of votes for the election of directors, unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting, the vote thereat need not be by ballot. Upon a demand of any such stockholder for a vote by ballot on any question or at the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 1.07. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock books and records, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board, to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior



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to said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who shall be present thereat. Upon the willful neglect or refusal of the directors to produce such list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock books and records shall be the only evidence as to who are the stockholders entitled to examine the stock books and records of the Corporation, or such list, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 1.08. Inspectors of Election. At each meeting of the stockholders, the chairman of such meeting may appoint two or more Inspectors of Election to act thereat. Each Inspector of Election so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Election at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Election, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Election need not be a stockholder of the Corporation.

         SECTION 1.09. Notice of Stockholder Business and Director Nominations.

(a) Business and Director Nominations to be Considered at Annual Meeting of Stockholders.

         (1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law who is entitled to vote at the meeting and complies with the notice procedures set forth in this By-law.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
                  (iii) of paragraph (a)(1) of this By-law Section 1.09, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and (ii) such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or


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                  is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and any such beneficial owner, and (C) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal or nomination.

         (3)      Notwithstanding anything in the second sentence of paragraph
                  (a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ninety (90) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Business and Director Nominations to be Considered at Special Meetings of Stockholders.

         (1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

         (2) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board; or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this By-law, (B) shall be entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this By-law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph
                  (a)(2) of this By-law shall be delivered to the Secretary at the principal offices of the Corporation not earlier than the 90th day prior to such special meeting, and not later than the close of business on the later of the 60th day and prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the


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                  special meeting and the nominees proposed by the Board for election at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

(c)      General.

         (1) Only such persons who are nominated in accordance with the procedures set forth in this By-law (or who are elected or appointed to the Board pursuant to Article II, Section 2.02 of these By-laws) shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law.

         (2) Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and if any nomination or business is not in compliance with this By-law to declare that such defective proposal or nomination shall be disregarded.

         (3) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (4) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 2.01. Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, of such number as may be fixed from time to time by resolution adopted by the Board or by the stockholders, selected, organized and continued in accordance with the provisions of the laws of the State of Delaware. Each director hereafter elected shall hold office until the annual meeting of stockholders and until his successor is elected and has qualified, or until his death or until he shall resign or shall have been removed.

         SECTION 2.02. Vacancies. In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board due to death, resignation,


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removal, disqualification or any other cause, the successors to fill the vacancies shall be elected by a majority of the directors then in office, for a term expiring at the next annual meeting of stockholders.

         SECTION 2.03. Annual Meeting. An annual meeting of the directors shall be held each year, without notice, immediately following the annual meeting of stockholders. The time and place of such meeting shall be designated by the Board. At such meeting, the directors shall, after qualifying, elect from their own number a Chairman of the Board, a Chief Executive Officer, a President and one or more Vice Chairmen of the Board, and shall elect or appoint such other officers authorized by these By-laws as they may deem desirable, and appoint the Committees specified in Article III hereof. The directors may also elect to serve at the pleasure of the Board, one or more Honorary Directors, not members of the Board. Honorary Directors of the Board shall be paid such compensation or such fees for attendance at meetings of the Board, and meetings of other committees of the Board, as the Board shall determine from time to time.

         SECTION 2.04. Regular Meetings. The Board shall hold a regular meeting without notice at the principal office of the Corporation on the third Tuesday in each month, with such exceptions as shall be determined by the Board, at such time as shall be determined by the Board, unless another time or place, within or without the State of Delaware, shall be fixed by resolution of the Board. Should the day appointed for a regular meeting fall on a legal holiday, the meeting shall be held at the same time on the preceding day or on such other day as the Board may order.

         SECTION 2.05. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the Chief Executive Officer, the President, a Vice Chairman of the Board, the Secretary or a majority of the directors at the time in office. A notice shall be given as hereinafter in this Section provided of each such special meeting, in which shall be stated the time and place of such meeting, but, except as otherwise expressly provided by law or by these By-laws, the purposes thereof need not be stated in such notice. Except as otherwise provided by law, notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than noon of the calendar day before the day on which such meeting is to be held. At any regular or special meeting of the Board, or any committee thereof, one or more Board or committee members may participate in such meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. This type of participation shall constitute presence in person at the meeting. Notice of any meeting of the Board shall not, however, be required to be given to any director who submits a signed waiver of notice whether before or after the meeting, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.

         SECTION 2.06. Quorum. One-third of the members of the entire Board, or the next highest integer in the event of a fraction, shall constitute a quorum, but if less than a quorum be present, a majority of those present may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.


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         SECTION 2.07. Rules and Regulations. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of Delaware or these By-laws.

         SECTION 2.08. Compensation. Directors shall be entitled to receive from the Corporation such amount per annum and in addition, or in lieu thereof, such fees for attendance at meetings of the Board or of any committee, or both, as the Board from time to time shall determine. The Board may also likewise provide that the Corporation shall reimburse each such director or member of such committee for any expenses paid by him on account of his attendance at any such meeting. Nothing in this Section contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                                   COMMITTEES

         SECTION 3.01. Executive Committee. The Board shall appoint an Executive Committee which, when the Board is not in session, shall have and may exercise all the powers of the Board that lawfully may be delegated, including without limitation the power and authority to declare dividends. The Executive Committee shall consist of such number of directors as the Board shall from time to time determine, but not less than five and one of whom shall be designated by the Board as Chairman thereof, as follows: (a) the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairmen of the Board; and (b) such other directors, none of whom shall be an officer of the Corporation, as shall be appointed to serve at the pleasure of the Board. The Board, by resolution adopted by a majority of the entire Board, may (a) designate one or more directors as alternate members of the Executive Committee or (b) specify that the member or members of the Executive Committee present and not disqualified from voting at a meeting of the Executive Committee, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any absent or disqualified member. The attendance of one-third of the members of the Committee or their substitutes, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. All acts done and powers conferred by the Committee from time to time shall be deemed to be, and may be certified as being done or conferred under authority of the Board. The Committee shall fix its own rules and procedures, and the minutes of the meetings of the Committee shall be submitted at the next regular meeting of the Board at which a quorum is present, or if impracticable, at the next such subsequent meeting. The Committee shall hold meetings "On Call" and such meetings may be called by the Chairman of the Executive Committee, the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, or the Secretary. Notice of each such meeting of the Committee shall be given by mail, telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone to each member of the Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Committee who submits a signed waiver of notice whether before or after the meeting, or if he shall be present at such meeting; and any meeting of the Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Committee shall be present thereat. In the case of any meeting, in the absence of the Chairman of the Executive Committee, such member as shall be designated by the Chairman of the Executive Committee or the Executive Committee shall act as Chairman of the meeting.


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             SECTION 3.02. Audit Committee. The Board shall appoint an Audit
Committee composed of not less than three of its members, none of whom shall be an officer of the Corporation, to hold office at its pleasure and one of whom shall be designated by the Board as Chairman thereof. The Committee shall make such examination into the affairs of the Corporation and make such reports in writing thereof as may be directed by the Board. The attendance of one-third of the members of the Committee, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee.

             SECTION 3.03. Other Committees. The Corporation elects to be governed by subsection (2) of section 141(c) of the Delaware General Corporation Law. The Board may appoint, from time to time, such other committees composed of not less than one of its members for such purposes and with such duties and powers as the Board may determine. The attendance of one-third of the members of such other committees, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of such other committees. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee may act by delegating its authority to one or more subcommittees.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

             SECTION 4.01. Officers. The officers of the Corporation shall be
(a) a Chairman of the Board, a Chief Executive Officer, a President and one or more Vice Chairmen of the Board, each of whom must be a director and shall be elected by the Board; (b) a Chief Financial Officer, a Controller, a Secretary, and a General Auditor, each of whom shall be elected by the Board; and (c) such other officers as may from time to time be elected by the Board or under its authority, or appointed by the Chairman, the Chief Executive Officer, the President or a Vice Chairman of the Board.

             SECTION 4.02. Clerks and Agents. The Board may elect and dismiss, or the Chairman, the Chief Executive Officer, the President or a Vice Chairman of the Board may appoint and dismiss and delegate to any other officers authority to appoint and dismiss, such clerks, agents and employees as may be deemed advisable for the prompt and orderly transaction of the Corporation's business, and may prescribe, or authorize the appointing officers to prescribe, their respective duties, subject to the provisions of these By-laws.

             SECTION 4.03. Term of Office. The officers designated in Section 4.01(a) shall be elected by the Board at its annual meeting, and any one person may be elected to hold more than one such office. The officers designated in
Section 4.01(b) may be elected at the annual or any other meeting of the Board. The officers designated in Section 4.01(c) may be elected at the annual or any other meeting of the Board or appointed at any time by the designated proper officers. Any vacancy occurring in any office designated in Section 4.01(a) may be filled at any regular or special meeting of the Board. The officers elected pursuant to Section 4.01(a) shall each hold office for the term of one year and until their successors are elected, unless sooner disqualified or removed by a vote of two-thirds of the whole Board. All other officers, clerks, agents and employees elected by the Board, or appointed by the Chairman, the Chief Executive Officer, the President, or a Vice Chairman of the Board, or under their authority, shall hold their respective offices at the pleasure of the Board or officers elected pursuant to Sections 4.01(a).

             SECTION 4.04. Chairman of the Board. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board. The Chairman of the Board shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these By-laws for the Chief Executive Officer. He shall perform such other duties as from time to time may be prescribed by the Board.

             SECTION 4.05. Chief Executive Officer The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board and the Chairman, general supervision and direction of the business and affairs of the Corporation and of its several officers other than the Chairman. In the absence of the Chairman, he shall preside at all meetings of the stockholders and at all meetings of the Board. He shall have the power to execute any document or perform any act on behalf of the Corporation, including without limitation the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Corporate Secretary execute conveyances of real estate and other documents and instruments to which the seal of the Corporation may be affixed. He shall perform such other duties as from time to time may be prescribed by the Board.

             SECTION 4.06. President. The President shall, subject to the direction and control of the Board and the Chief Executive Officer, participate in the supervision of the business and affairs of the Corporation. In general, the President shall perform all duties incident to the office of President, and such other duties as from time to time may be prescribed by the Board or the Chief Executive Officer. In the absence of the Chairman and the Chief Executive Officer, the President shall preside at meetings of stockholders and of the Board. The President shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these By-laws for the Chief Executive Officer.

             SECTION 4.07. Vice Chairman of the Board. The Vice Chairman of the Board, or if there be more than one, then each of them, shall, subject to the direction and control of the Board and the Chief Executive Officer, participate in the supervision of the business and affairs of the Corporation, and shall have such other duties as may be prescribed from time to time by the Board or the Chief Executive Officer. In the absence of the Chairman, the Chief Executive Officer and the President, a Vice Chairman, as designated by the Chairman or the Board, shall preside at meetings of the stockholders and of the Board. Each Vice Chairman shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these By-laws for the Chief Executive Officer.

             SECTION 4.08. Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as the Board, the Chairman, the Chief Executive Officer, the President or a Vice Chairman of the Board may from time to time prescribe which may include, without limitation, responsibility for strategic planning, corporate finance, control, tax and auditing and shall perform such other duties as may be prescribed by these By-laws.

             SECTION 4.09. Controller. The Controller shall exercise general supervision of the accounting departments of the Corporation. He shall be responsible to the Chief Financial Officer and shall render reports from time to time relating to the general financial condition of the Corporation. He shall render such other reports and perform such other duties as from time to time may be prescribed by the Chief Financial Officer, a Vice Chairman of the Board, the President, the Chief Executive Officer, or the Chairman.

             SECTION 4.10.    Secretary.  The Secretary shall:

             (a) record all the proceedings of the meetings of the stockholders, the Board and the Executive Committee in one or more books kept for that purpose;

             (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law;

             (c) be custodian of the seal of the Corporation; and he may see that such seal or a facsimile thereof is affixed to any documents the execution of which on behalf of the Corporation is duly authorized and may attest such seal when so affixed; and

             (d) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the Board, the Chairman, the Chief Executive Officer, the President, or a Vice Chairman of the Board.

             SECTION 4.11. Assistant Corporate Secretary. At the request of the Secretary, or in case of his absence or inability to act, the Assistant Corporate Secretary, or if there be more than one, any of the Assistant Corporate Secretaries, shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Each Assistant Corporate Secretary shall perform such other duties as from time to time may be prescribed by the Chairman, the Chief Executive Officer, the President, a Vice Chairman of the Board, or the Secretary.

             SECTION 4.12. General Auditor. The General Auditor shall continuously examine the affairs of the Corporation. He shall have and may exercise such powers and duties as from time to time may be prescribed by the Board, the Chairman, the Chief Executive Officer, the President, a Vice Chairman of the Board or the Chief Financial Officer.

             SECTION 4.13. Powers and Duties of Other Officers. The powers and duties of all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction and control of the Board and as otherwise provided in these By-laws.

                                    ARTICLE V

                     PROXIES RE STOCK OR OTHER SECURITIES OF
                               OTHER CORPORATIONS

             Unless otherwise provided by the Board, the Chairman, the Chief Executive Officer, the President, a Vice Chairman of the Board, the Chief Financial Officer or the Secretary may from time to time (a) appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities; (b) instruct the person or persons so appointed as to the manner of exercising such powers and rights; and (c) execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

             SECTION 6.01. Certificates for Stock. The shares of all classes or series of the capital stock of the Corporation may be uncertificated shares, except to the extent otherwise required by applicable law and except to the extent shares are represented by outstanding certificates that have not been surrendered to the Corporation or its transfer agent. Notwithstanding the foregoing, every owner of stock of the Corporation of any class (or, if stock of any class shall be issuable in series, any series of such class) shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation of such class, or such class and series, owned by him. The certificates representing shares of stock of each class (or, if there shall be more than one series of any class, each series of such class) shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, the Chief Executive Officer, the President, or a Vice Chairman of the Board, and by the Secretary or an Assistant Corporate Secretary; provided, however, that if any such certificate is countersigned by a registrar and the Board shall by resolution so authorize, the signatures of such Chairman, Chief Executive Officer, President, Vice Chairman of the Board, Secretary or Assistant Corporate Secretary or any transfer agent may be facsimiles. In case any officer or officers or transfer agent of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon any such certificate shall cease to be such officer or officers or transfer agent before such certificate shall have been issued, such certificate may be issued by the Corporation with the same effect as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been placed thereupon were such officer and officers or transfer agent at the date of issue. A stock ledger shall be kept of the respective names of the persons, firms or corporations owning stock represented by certificates for stock of the Corporation, the number, class and series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04 or otherwise required by law.

             SECTION 6.02. Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made on the stock books and records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent duly appointed, and upon surrender of the certificate or certificates for such shares properly endorsed, if such shares are represented by a certificate, and payment of all taxes thereon. The person in whose name shares of stock stand on the stock books and records of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

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
             SECTION 6.03. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of uncertificated shares or certificates for stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

             SECTION 6.04. Lost, Stolen, Destroyed and Mutilated Certificates. The owner of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of any certificate therefor, and the Corporation may issue uncertificated shares or a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate. The Board may, however, in its discretion refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided.

             SECTION 6.05. Fixing Date for Determination of Stockholders of Record.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Delaware General Corporation Law, shall be the first date on which signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

         (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

                                   ARTICLE VII

                                 CORPORATE SEAL

             The corporate seal of the Corporation shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal 1968 Delaware".

                                  ARTICLE VIII

                                   FISCAL YEAR

             The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE IX

                                 INDEMNIFICATION

             SECTION 9.01. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

             SECTION 9.02. Contracts and Funding. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IX.

             SECTION 9.03. Employee Benefit Plans. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of a corporation.

             SECTION 9.04. Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article IX shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article IX shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this
Article IX and shall be applicable to Proceedings commenced or continuing after the adoption of this Article IX, whether arising from acts or omissions occurring before or after such adoption.

             SECTION 9.05. Advancement of Expenses; Procedures. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article IX:

             (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

             (b) Written Request for Indemnification. To obtain indemnification under this Article IX, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

             (c) Procedure for Determination. The Indemnitee's entitlement to indemnification under this Article IX shall be determined (i) by the Board by a majority vote of a quorum (as defined in Article II of these By-laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, but only if a majority of the disinterested directors, if they constitute a quorum of the board, presents the issue of entitlement to indemnification to the stockholders for their determination.

                                    ARTICLE X

                                     BY-LAWS

             SECTION 10.01. Inspection. A copy of the By-laws shall at all times be kept in a convenient place at the principal office of the Corporation, and shall be open for inspection by stockholders during business hours.

             SECTION 10.02. Amendments. Except as otherwise specifically provided by statute, these By-laws may be added to, amended, altered or repealed at any meeting of the Board by vote of a majority of the entire Board, provided that written notice of any such proposed action shall be given to each director prior to such meeting, or that notice of such addition, amendment, alteration or repeal shall have been given at the preceding meeting of the Board.

             SECTION 10.03. Construction. The masculine gender, where appearing in these By-laws, shall be deemed to include the feminine gender.



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